eHealth, Inc. Announces Strategic Investment from H.I.G. Capital

H.I.G. Capital Commits to a $225 Million Investment to Accelerate Growth

SANTA CLARA, CA, – January 29, 2021 – eHealth, Inc. (NASDAQ: EHTH) (“eHealth” or the “Company”) today announced that an affiliate of H.I.G. Capital (“H.I.G.”), a leading global alternative investment firm, has entered into a binding agreement to make a $225 million investment in the Company by purchasing convertible preferred stock.

With a strengthened financial position, eHealth expects to drive organic growth, enhance its ability to capitalize on inorganic growth opportunities, and deliver meaningful returns to shareholders. The additional capital will accelerate the execution of eHealth’s strategic initiatives, including driving scale through online enrollment growth, investing in the Company’s in-house telesales team, broadening its strategic partner channel, and driving towards increased member engagement and retention.

“Today’s announcement is an important validation from a blue-chip investor of our differentiated business model. We are excited to partner with H.I.G., as we grow scale and market share by helping millions of Americans shop, compare, and manage their health insurance,” said Scott Flanders, Chief Executive Officer of eHealth. “With this investment, we will take immediate steps to build on our strong foundation and fast-track our strategic plans. We are operating with focus and urgency to leverage the new capabilities we introduced in 2020 and create a more profitable and scalable model, while continuing to transition our member acquisition and engagement strategy towards improved retention and lifetime value.”

In connection with this investment, Aaron Tolson, Managing Director of H.I.G., will be nominated for appointment as a director to the eHealth Board of Directors upon closing of the transaction. Mr. Tolson has over 20 years of financial and leadership experience, assisting companies in delivering transformative growth. With Mr. Tolson’s appointment, the eHealth Board will consist of 8 members. Further information on Aaron’s experience can be found below.

Flanders added, “On behalf of our Board, we look forward to benefiting from Aaron’s valuable expertise in helping companies successfully leverage technology to disrupt their respective sectors, his analytical and disciplined approach as well as his entrepreneurial background as a software company co-founder. We are committed to advancing our important mission, determined to create a stronger and more resilient company poised for long-term value creation and confident this agreement is in the best interests of eHealth and its stakeholders as we work to do so.”

“We have long respected eHealth for its best-in-class technology and proven track record of growth,” said Mr. Tolson. “The work Scott, the eHealth Board and its management team are doing has never been more important. Strategically, eHealth is making great strides in its efforts to move customers online and enhance retention while lowering acquisition costs. We believe eHealth is ready to win and capture the significant upside as the shift to online intensifies – and we are excited to partner with the Company to help drive that user and revenue growth.”
Approvals, Timing to Closing and Investment Structure
The parties expect to close the transaction in the first quarter of 2021, subject to the negotiation and execution of definitive documents, receipt of certain regulatory approvals and the satisfaction of other customary closing conditions. Upon completion of the investment, the convertible preferred stock issued to H.I.G. will represent approximately 8 percent of the Company’s common stock on an as-converted basis (subject to adjustment in certain events). Please refer to the Company’s 8-K for additional transaction terms.

Preliminary Financial Results
In a separate release today, the Company announced its preliminary, unaudited financial results and select operating metrics for the fourth quarter and fiscal year ended December 31, 2020.

Advisors
Moelis & Company LLC is serving as sole placement agent and financial advisor to eHealth and Wilson Sonsini Goodrich & Rosati, Professional Corporation is serving as legal advisor to eHealth. Ropes & Gray LLP is serving as legal advisor to H.I.G.

About H.I.G.
H.I.G. is a leading global private equity and alternative assets investment firm with $43 billion of equity capital under management. Based in Miami, and with offices in New York, Boston, Chicago, Dallas, Los Angeles, San Francisco, and Atlanta in the U.S., as well as international affiliate offices in London, Hamburg, Madrid, Milan, Paris, Bogotá, Rio de Janeiro and São Paulo, H.I.G. specializes in providing both debt and equity capital to small and mid-sized companies, utilizing a flexible and operationally focused/value-added approach. Since its founding in 1993, H.I.G. has invested in and managed more than 300 companies worldwide. The firm’s current portfolio includes more than 100 companies with combined sales in excess of $30 billion. For more information, please refer to the H.I.G. website at www.higcapital.com.

About Aaron Tolson
Aaron Tolson is a Managing Director at H.I.G. and currently serves on the boards of Buck, Lionbridge, and Sightpath. Prior to joining H.I.G., Mr. Tolson was an investment professional at Summit Partners and American Securities and served on the boards of Unison Site Management, Presidio Holdings, Robertson Aviation, and Stride and Associates. Mr. Tolson was also previously the co-founder and CEO of a mobile enterprise software company. Earlier in his career, Mr. Tolson was an Armor Officer in the U.S. Army and served in Iraq, Bosnia, and Korea. Mr. Tolson received his undergraduate degree from West Point and earned an MBA from the Stanford Graduate School of Business.

About eHealth
eHealth, Inc. (NASDAQ: EHTH) operates a leading health insurance marketplace at eHealth.com and eHealthMedicare.com with technology that provides consumers with health insurance enrollment solutions. Since 1997, we have connected more than 8 million members with quality, affordable health insurance, Medicare options, and ancillary plans. Our proprietary marketplace offers Medicare Advantage, Medicare Supplement, Medicare Part D prescription drug, individual, family, small business and other plans from over 180 health insurance carriers across fifty states and the District of Columbia.

Forward-Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. These include statements regarding the proposed investment from H.I.G., including whether and when the investment will close, the terms of the investment, the ownership and voting power of H.I.G. following the investment, the addition of a director to our board of directors, and the expected impacts of the investment on our business, including future returns to shareholders.

These forward-looking statements are inherently subject to various risks and uncertainties that could cause actual results to differ materially from the statements made.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include the risk that the parties cannot reach agreement on the terms of the definitive documents relating to the investment, the risk that the conditions to closing are not met, or that even if they are met the transaction does not close.

Other factors that could cause operating, financial and other results to differ are described in eHealth’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed with the Securities and Exchange Commission and available on the investor relations page of eHealth’s website at http://www.ehealthinsurance.com and on the Securities and Exchange Commission’s website at www.sec.gov.

All forward-looking statements in this press release are based on information available to eHealth as of the date hereof, and eHealth does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

Investor Relations Contact
Kate Sidorovich, CFA
Vice President, Investor Relations
2625 Augustine Drive, Second Floor
Santa Clara, CA 95054
(650) 210-3111
kate.sidorovich@ehealth.com
http://ir.ehealthinsurance.com

Media Relations Contact
Lara Sasken
Vice President, Communications
2625 Augustine Drive, Second Floor
Santa Clara, CA, 95054
lara.sasken@ehealth.com
www.ehealth.com
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